                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          LEADING EDGE PACKAGING, INC.

              Adopted in accordance with the provisions of Sections
                228 and 242 of the General Corporation Law of the
                                State of Delaware

     LEADING EDGE PACKAGING, INC., a corporation existing under the laws of the State of Delaware (the "corporation"), does hereby certify as follows:

     1. The amendments contained in this Certificate of Amendment have been duly set forth and declared advisable by the Board of Directors of the corporation in accordance with the provisions of Section 242(c) of the General Corporation Law of the State of Delaware.

     2. Approval of the amendments have been given by written consent of the sole shareholder of the outstanding shares of the common stock of the corporation in accordance with the provisions of Section 228(a).

     3. The certificate of incorporation of the corporation is hereby amended by deleting Article Fourth thereof and substituting in lieu of said Article the following new Article:

          FOURTH: The total number of shares of common stock which this corporation is authorized to issue is five million (5,000,000) shares, par value $.01 per share. Upon amendment of this Article Fourth as stated, each outstanding share of common stock, without par value, issued prior to this amendment shall be split and converted into 1,250 Shares of common stock, par value $.01 per share.

     The total number of shares of preferred stock which this corporation is authorized to issue is five million (5,000,000) shares, par value $.01 per share. The board of directors of the corporation shall have the authority, without further action by the holders of the outstanding common stock, to issue preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights and terms of redemption (including sinking fund provisions), the

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redemption price and the liquidation preference of such class or series.

     4. The certificate of incorporation of the corporation is hereby amended to add new Articles SEVENTH and EIGHTH thereof as follows:

          SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all personal whom it may indemnify pursuant thereto.

          EIGHTH:   A director of the corporation shall not be liable
          to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect an right or protection of the director of the corporation existing at the time of such repeal or modification.


     IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its Secretary this ____ day of October, 1996.




                                   LEADING EDGE PACKAGING, INC.




                                   By: ____________________________
                                        Casey K. Tjang, Secretary

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                          CERTIFICATE OF INCORPORATION

                                       OF

                          LEADING EDGE PACKAGING, INC.
                     _______________________________________


FIRST.    The name of this corporation shall be:

                          LEADING EDGE PACKAGING, INC.

SECOND.   Its registered office in the State of Delaware is to be located at
1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

THIRD.    The purpose or purposes of the corporation be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corp Law of Delaware.

FOURTH. The total number of shares of stock which corporation is authorized to issue is:

One Thousand Five (1,500) Shares Without Par Value.

FIFTH.    The name and mailing address of the incorporator is as follows:

                                 Cheryl A. Lewis
                             Corporate Agents, Inc.
                                1013 Centre Road
                              Wilmington, DE 19805

SIXTH.    The Board of Directors shall have the p adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, sign acknowledged this certificate of incorporation this fifteenth day of December, A.D. 1995.




                                             __________________________
                                             Cheryl A. Lewis
                                             Incorporator